                                                                    EXHIBIT 23.2


                              ACCOUNTANTS' CONSENT


The Board of Directors
NaviSite, Inc.

We consent to the use of our report dated October 21, 2003 with respect to the consolidated balance sheets of NaviSite, Inc. and Subsidiaries (the Company) as of July 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders equity (deficit), and cash flows for each of the fiscal years in the three-year period ended July 31, 2003 included in this Registration Statement on Form S-2; our report dated October 21, 2003 relating to the consolidated financial statement schedule included in this Registration Statement on Form S-2; our report dated October 21, 2003 with respect to the combined balance sheets of the Carve-out Businesses of ClearBlue Technologies, Inc. as of July 31, 2003 and 2002, and the related combined statements of operations, stockholders' equity, and cash flows for the year ended July 31, 2003 and the 10 months ended July 31, 2002 which report appears in the Company's Form 8/K-A filed October 22, 2003, incorporated by reference in this Registration Statement; and to the reference to our firm under the heading "Experts" in such Registration Statement.

Our report dated October 21, 2003 with respect to the consolidated balance sheets of the Company as of July 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders equity (deficit), and cash flows for each of the fiscal years in the three-year period ended July 31, 2003 contains an explanatory paragraph that states that the Company has incurred losses from operations since inception and has an accumulated deficit and that those factors, among others discussed in Note 3 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of that uncertainty. Our report dated October 21, 2003 with respect to the combined balance sheets of the Carve-out Businesses of ClearBlue Technologies, Inc. as of July 31, 2003 and 2002, and the related combined statements of operations, stockholders' equity, and cash flows for the year ended July 31, 2003 and the 10 months ended July 31, 2002 contains an explanatory paragraph that the accompanying combined financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8/K-A of NaviSite, Inc. as described in note 1).



/s/ KPMG LLP


Boston, Massachusetts
April 14, 2004